UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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EDGEWISE THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 6, 2024

Edgewise Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40236	82-1725586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1715 38th St.

Boulder, CO 80301

(Address of principal executive offices) (Zip Code)

(720) 262-7002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EWTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On May 6, 2024, the Board of Directors (the “Board”) of Edgewise Therapeutics, Inc. (the “Company”) appointed Arlene Morris to serve (i) as a Class I director, with a term expiring at the Company’s 2025 annual meeting of stockholders, (ii) as a member of the Audit Committee of the Board (the “Audit Committee”), and (iii) as a member of the Compensation Committee of the Board (the “Compensation Committee”), replacing Peter Thompson as a member of the Audit Committee and Compensation Committee. The appointment of Ms. Morris is the culmination of a lengthy search process for a new director that commenced after Kenneth Harrison’s resignation from the Board in June 2023.

Arlene Morris, age 72, has served as Chief Executive Officer of Willow Advisors, a consultancy advising biotech companies on financing, strategy and business development, since 2015. Previously, she spent over a decade leading public biotechnology companies. From 2012 to 2015, Ms. Morris served as Chief Executive Officer of Syndax Pharmaceuticals Inc., a biopharmaceutical company focused on the development and commercialization of an epigenetic therapy for treatment-resistant cancers. Prior to this, she served as President and Chief Executive Officer of Affymax Inc., a biotechnology company. She spent 15 years at Johnson  & Johnson, a pharmaceutical company, in marketing, sales and senior level business development positions. Ms. Morris is currently a member of the board of directors of Cogent Biosciences, since July 2019, Palatin Technologies, Inc., since June 2015, Viridian Therapeutics, Inc., since January 2018, and TC BioPharm (Holdings) PLC, since February 2022. Ms. Morris received her B.A. in Biology and Chemistry from Carlow College.

The Board determined that Ms. Morris qualifies as independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of the Nasdaq Stock Market (“Nasdaq”) and that Ms. Morris also satisfies the additional requirements of financial literacy and audit committee independence for Audit Committee service as well as compensation committee independence for Compensation Committee service under the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

There are no arrangements or understandings between Ms. Morris and any other person pursuant to which Arlene Morris was selected as a director. In addition, there are no transactions in which Ms. Morris has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Morris will receive compensation for her service pursuant to the Company’s outside director compensation policy. This includes an annual cash retainer of $40,000 per year for service as an outside director, an additional cash retainer of $7,500 per year for service as a member of the Audit Committee, and an additional cash retainer of $5,000 per year for service as a member of the Compensation Committee. Additionally, as a new outside director, Ms. Morris was granted a stock option to purchase shares with a grant date fair value as determined in accordance with U.S. generally accepted accounting principles equal to approximately $500,000. This stock option vests as to 1/36th of the total number of shares on each monthly anniversary of the grant date, subject to Ms. Morris’ continued service through the applicable vesting date. In the event of a Change in Control (as defined in the Company’s 2021 Equity Incentive Plan), the stock option will vest in full. In addition, Ms. Morris also executed the Company’s standard form of indemnification agreement.

A copy of the press release announcing Ms. Morris’ appointment as a director is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEWISE THERAPEUTICS, INC.

By:	/s/ R. Michael Carruthers
R. Michael Carruthers
Chief Financial Officer

Date: May 7, 2024

Exhibit 99.1

News Release

Edgewise Therapeutics Appoints Arlene Morris to its Board of Directors

Boulder, Colo., (May 7, 2024) – Edgewise Therapeutics, Inc., (Nasdaq: EWTX), a leading muscle disease biopharmaceutical company, today announced the appointment of biotechnology industry veteran Arlene Morris to its Board of Directors. Ms. Morris has extensive experience in the pharmaceutical and biotechnology industries serving in numerous executive management and board roles.

“With over 30 years of exceptional leadership experience in the biotech industry, we are delighted to welcome Arlene to our Board,” said Kevin Koch, Ph.D., President and Chief Executive Officer. “Arlene brings invaluable expertise in strategic development and operational excellence, and we are thankful to count her as a valued advisor as we continue to advance our mission of changing the lives of patients and families affected by serious muscle diseases.”

Ms. Morris currently serves as Chief Executive Officer of Willow Advisors, a consultancy advising biotech companies on financing, strategy and business development. She brings extensive experience in the pharmaceutical and biotechnology industries from numerous management and board roles. Previously, she spent over a decade leading public biotechnology companies, as Chief Executive Officer of Syndax Pharmaceuticals, a biopharmaceutical company focused on the development and commercialization of an epigenetic therapy for treatment-resistant cancers, and prior, as President and Chief Executive Officer of Affymax, where she led the company through the development of peginesatide (Omontys®). Ms. Morris also held various management and executive positions at Clearview Projects, Coulter Pharmaceutical, Scios, and Johnson & Johnson. She is currently a member of the Board of Directors of Cogent Biosciences, Palatin Technologies, TC BioPharm and Viridian Therapeutics.

About Edgewise Therapeutics

Edgewise Therapeutics is a leading muscle disease biopharmaceutical company developing novel therapeutics for muscular dystrophies and serious cardiac conditions. The Company’s deep expertise in muscle physiology is driving a new generation of novel therapeutics. Sevasemten is an orally administered skeletal myosin inhibitor in late-stage clinical trials in Becker and Duchenne muscular dystrophies. EDG-7500 is a novel cardiac sarcomere modulator for the treatment of hypertrophic cardiomyopathy and other diseases of diastolic dysfunction, currently in Phase 2 clinical development. The entire team at Edgewise is dedicated to our mission: changing the lives of patients and families affected by serious muscle diseases. To learn more, go to: www.edgewisetx.com or follow us on LinkedIn, X (formerly Twitter), Facebook, Instagram and Threads.

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CONTACT:

Investors & Media

Michael Carruthers

Chief Financial Officer

ir@edgewisetx.com